UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report: April 21, 2011

(Date of earliest event reported)

Sterling Financial Corporation

(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington 99201

(Address of Principal Executive Offices and Zip Code)

(509) 458-3711

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 21, 2011, the board of directors of Sterling Financial Corporation ( “Sterling”) approved amendments to Sterling’s Amended and Restated Bylaws (the “Bylaws”) that: (i) add a new Section 2.12 containing procedures for a shareholder to properly bring any item of business before an annual meeting of shareholders; (ii) amend Section 2.5 to provide that a Shareholder waives objection to the consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice unless the Shareholder objects to consideration of the matter when it is presented; (iii) amend Section 3.2 to include a majority voting standard for the election of directors in uncontested elections; (iv) amend Section 3.2 to remove a reference to three year terms that existed under a prior version of the Bylaws; (v) amend Section 3.12 to add that a director may object to holding the meeting because of a failure of proper notice for such meeting upon his or her arrival, in addition to being able to do so at the beginning of the meeting; (vi) amend Sections 4.1, 4.4 and 4.5, and add a new Section 4.6 to clarify that the offices of Sterling’s Chairman, President and Chief Executive Officer, and Chief Operating Officer are now three separate positions; and (vii) renumber Sections 4.7 through 4.9.

Amended Section 3.2 of the Amended and Restated Bylaws provide that in an uncontested election, nominees must receive more “for” than “against” votes to be elected. The term of any director who does not receive a majority of votes cast in an election would terminate on the earliest to occur of: 1) 90 days after the date election results are certified; 2) the date that Sterling’s board of directors fills the position; or 3) the date the director resigns. Section 3.2 further provides that an election is considered “contested”, and thus held under a plurality voting standard, if there are shareholder nominees for director pursuant to Sterling’s advance notice provision who are not withdrawn by the advance notice deadline set forth in the new Section 2.12 of the Bylaws.

A copy of the Amended and Restated Bylaws are attached to this Form 8-K as Exhibit 3.1. The foregoing summary is qualified in its entirety by reference to Exhibit 3.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 21, 2011, Sterling held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). Sterling’s shareholders approved each of the three proposals detailed in Sterling’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 17, 2011.

The proposals voted on by the shareholders at the Annual Meeting were as follows:

FIRST: Sterling’s shareholders elected eleven Directors of Sterling for terms ending in the year 2012, as set forth below:

	For	Percent of Outstanding	Percent of Voted	Withheld	Percent of Outstanding	Percent of Voted
Howard P. Behar	46,095,738	74.45%	99.95%	21,233	0.03%	0.05%
Leslie S. Biller	45,369,656	73.27%	98.38%	747,315	1.21%	1.62%
Ellen R. M. Boyer	45,522,851	73.52%	98.71%	594,120	0.96%	1.30%
David A. Coulter	45,398,881	73.32%	98.44%	718,090	1.16%	1.56%
Robert C. Donegan	45,522,395	73.52%	98.71%	594,576	0.96%	1.30%
C. Webb Edwards	46,096,021	74.45%	99.95%	20,950	0.03%	0.05%
William L. Eisenhart	45,522,234	73.52%	98.71%	594,737	0.96%	1.30%
Robert H. Hartheimer	45,523,933	73.52%	98.71%	593,038	0.96%	1.30%
Scott L. Jaeckel.	45,325,886	73.20%	98.28%	791,085	1.28%	1.72%
Michael F. Reuling	45,522,747	73.52%	98.71%	594,224	0.96%	1.30%
J. Gregory Seibly	45,522,792	73.52%	98.71%	594,179	0.96%	1.30%

SECOND: Sterling’s shareholders approved the adoption of Sterling’s 2011 Employee Stock Purchase Plan, as set forth below:

	Shares Voted	Percent of Voted	Percent of Outstanding
For	46,083,451	99.93%	74.40%
Against	30,533	0.07%	0.05%
Abstain	2,987	0.00%	0.00%

THIRD: Sterling’s shareholders approved an advisory (non-binding) resolution approving Sterling’s executive compensation, as set forth below:

	Shares Voted	Percent of Voted	Percent of Outstanding
For	46,067,093	99.90%	74.40%
Against	45,689	0.09%	0.07%
Abstain	4,189	0.01%	0.00%

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws of Sterling Financial Corporation as of April 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

April 25, 2011	By:	/s/ Patrick J. Rusnak
Date		Patrick J. Rusnak
Chief Financial Officer